Exhibit 10.40

DEMAND NOTE

February 5, 2020

For value received, PAYCE, LLC (“Maker”) promises to pay to the order of DAVID ROSENBERG (“Holder”), ON DEMAND, the principal sum in the amount set forth on Schedule A hereto as such Schedule A may be amended from time to time and the interest provided herein.

Interest on this Demand Promissory Note (this “Note”) shall accrue at the blended Applicable Federal Rate as published by the Internal Revenue Service for demand loans, currently set at 1.6%.

In addition to the foregoing, Maker agrees that, in the event it receives proceeds from any debt or equity financing, immediately upon receipt of such proceeds, and without any demand required from Holder, Maker shall apply such proceeds to pay all amounts due hereunder.

Maker covenants and agrees with the Holder that the proceeds of this loan shall be used only for business purposes. This Note may be prepaid in whole or in part without penalty or premium at any time.

Maker waives demand, presentment, protest, notice of non-payment and any and all lack of diligence or delays in the collection or enforcement of this Note, and expressly consents to any extension of time, release of any party who may at any time be liable for the indebtedness, and any other indulgence whatsoever. Any such extension, release, indulgence or forbearance may be made without notice to any party and without in any way affecting the liability of Maker.

At the Holder’s option, in the event the Maker fails to pay the principal amount outstanding and the interest accrued thereon when so demanded by the Holder, interest shall accrue thereafter at the rate provided herein plus five percent (5%) per annum. In such event, the Maker shall pay all costs of collection and reasonable attorneys’ fees and disbursements incurred and/or paid by the Holder in enforcing payment of all such sums due under this Note.

The term “Maker”, as used herein, shall include the undersigned and its successors and assigns.

If action is instituted to collect this Note, the Maker promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

Maker hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collection or bringing suit and agrees that the Holder may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. Maker further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Ohio, and any other state.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Demand Note effective as of the date hereof.

PAYCE, LLC

By:
Name:
Title:

Schedule A

DATE	AMOUNT
February 5, 2020	$27,900.00
February 19, 2020	$116,000.00
February 21, 2020	$10,000.00